UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

ISQ Open Infrastructure Company LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56735	33-2876284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Brickell Avenue, PH, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(786) 693-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As of September 1, 2026, ISQ Open Infrastructure Company LLC (the “Company”) issued and sold the following unregistered shares of the Company to investors for cash or for services rendered by the independent directors of the Boards of Directors of the Company (the “Board”):

Class	Number of Shares Sold*	Aggregate Net Consideration*
Series I
F-STE Shares	140,580	$4,525,225
F-DTE Shares	-	-
F-ITE Shares	29,520	958,750
F-JTE Shares	-	-
STE Shares	-	-
DTE Shares	-	-
ITE Shares	-	-
JTE Shares	6,205	200,000
ETE Shares	-	-
Series II(1)
F-S Shares	363,976	11,766,000
F-I Shares	22,596	735,000
F-J Shares	-	-
I Shares	20,455	508,906
J Shares	199,196	4,972,500
E Shares	-	-

(1)	Only reflects share classes outstanding as of September 1, 2026 held by third parties.

*	Share and dollar amounts rounded to the nearest whole number.

The Company issued such shares for total aggregate net consideration of $23,666,381 (the “Proceeds”). The offer and sale of the shares above were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2), including Regulation D (for sales to accredited investors) and/or Regulation S (for sales to non-U.S. investors outside of the United States) thereunder.

Item 8.01 Other Events.

Asset Acquisitions

During the month of September 2026, the Company increased its holdings in an existing portfolio company.

Transactional Net Asset Value

On September 28, 2026, the operating manager of the Company determined the Transactional Net Asset Value per share, being the price at which sales of the Company’s shares are made, of the following classes of the Company’s shares as of August 31, 2026 ($ in thousands, except shares and per share data):

Class	Monthly Transactional Net Asset Value*	Number of Shares Outstanding*	Transactional Net Asset Value per Share as of August 31, 2026
Series I
F-STE Shares	$43,641	1,355,762	$32.19
F-DTE Shares	13,129	410,173	32.01
F-ITE Shares	6,873	211,612	32.48
F-JTE Shares	24,271	756,708	32.07
STE Shares	3	110	31.71
DTE Shares	4	110	31.86
ITE Shares	325	10,152	31.99
JTE Shares	4,190	129,997	32.23
ETE Shares	3	82	33.06
Series II(1)
F-S Shares	79,106	2,447,116	32.33
F-I Shares	30,625	941,469	32.53
F-J Shares	137,890	4,285,396	32.18
I Shares	1,922	77,264	24.88
J Shares	12,398	496,655	24.96
E Shares	16,122	473,441	34.05

*	Share and dollar amounts rounded to the nearest whole number.

(1)	Only reflects share classes outstanding as of September 1, 2026 held by third parties.

For additional information, please see details included in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

September Distribution

On September 30, 2026, the Company declared distributions on the following classes of the Company’s shares in the amounts per share set forth below:

Class	Net Distribution
Series I
F-STE Shares	$0.3233
F-DTE Shares	0.3218
F-ITE Shares	0.3258
F-JTE Shares	0.3223
STE Shares	0.3187
DTE Shares	0.3202
ITE Shares	0.3209
JTE Shares	0.3237
ETE Shares	0.3326
Series II
F-S Shares	0.3245
F-I Shares	0.3262
F-J Shares	0.3230
I Shares	0.2478
J Shares	0.2488
E Shares	0.3413

The cash distribution for each class of shares is payable to holders of record at the close of business on September 30, 2026 and will be paid on or about November 4, 2026. The net distribution will be paid in cash or reinvested in shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

The Company’s current liquidity position supports the Board’s consideration of regular future distributions; however, any future distributions, including the timing and amount of any quarterly distributions, will be determined by the Board in its discretion and will depend on the Company’s financial condition, results of operations, cash requirements, and other factors at the time of declaration.

Item 9.01 Financial Statements and Exhibits.

99.1	Net Asset Value as of August 31, 2026
104	Cover Page Interactive Data File, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISQ OPEN INFRASTRUCTURE COMPANY LLC

By:	/s/ Starr Frohlich
Name:	Starr Frohlich
Title:	Principal Financial Officer

Date: October 2, 2026

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